EXHIBIT 10.1

July 15, 2022
Ontrak, Inc.
2200 Paseo Verde Parkway, Suite 280
Henderson, NV 89052
Attention: Brandon LaVerne
Email: blaverne@ontrakhealth.com
RE: Waiver of Certain Conditions
Ladies and Gentlemen:
Reference is made to that certain Master Note Purchase Agreement dated as of April 15, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) entered into by and among ONTRAK, INC., a Delaware corporation (the “Company”), as issuer, certain of its Subsidiaries, as Guarantors, ACUITAS CAPITAL LLC, a Delaware limited liability company, as initial purchaser (“Purchaser”), and the Collateral Agent. Capitalized terms used but not defined in this letter agreement (this “Waiver”) shall have the meanings given them in the Note Purchase Agreement. All section references herein are to sections of the Note Purchase Agreement.
Background
The Company delivered to Purchaser a Funding Notice on July 14, 2022 pursuant to which the Company agreed to issue and to sell to Purchaser a Note in a principal amount of $5,000,000 (the “Initial Note”). In connection with the foregoing, the Company requested that Purchaser waive compliance with (a) certain conditions required to be satisfied in connection with the purchase and sale of the Initial Note, and (b) the covenant in Section 6.8(b) through and including August 15, 2022.
Waiver
Subject to the terms and conditions herein, Purchaser (being the sole Purchaser under the Note Purchase Agreement) and the Company hereby agree:
(i)Purchaser shall waive the condition in Section 2.1(b) that the Company provide not less than ten Business Days advance written notice to Purchaser and the Company shall be required to provide such written notice to Purchaser in connection with purchase of the Initial Note not less than one Business Day in advance of the date of the proposed purchase of the Initial Note (which the parties acknowledge has been provided);
(ii)With respect to the purchase and sale of any Notes on any Credit Date on or before August 15, 2022 (including the Initial Note), Purchaser shall waive the condition in Section 3.2(a)(v) that, after giving Pro Forma Effect to the purchase of such Notes, the Borrower be in compliance with the requirements of Section 6.8(b) as of the date of issuance of such Notes and after giving Pro Forma Effect to the purchase of such Notes;
(iii)Purchaser shall waive the condition in Section 3.2(a)(xiii) that, at least ten days prior to each Credit Date, the Purchasers shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Company agrees to deliver such information to the Purchaser no later the date that is ten days following the Initial Note Date;
(iv)Purchaser shall waive the condition in Section 3.2(a)(xiv) that, at least five days prior to each Credit Date, the Note Parties shall deliver a Beneficial Ownership Certification in relation to such Note Party and the Company agrees to deliver such information to Purchaser no later than the date that is five days following the Initial Note Date; and
(v)Purchaser shall waive any violation of Section 6.8(b) through and including August 15, 2022.
Miscellaneous
As of the date hereof, there is no Collateral Agent under the Note Purchase Agreement.
This Waiver is a discretionary action by Purchaser and, except as expressly set forth herein, does not constitute, and shall not be deemed to be, a waiver of, any Event of Default that may exist or any future failure of any Note Party to fully comply with the Note Purchase Agreement and other Note Documents. In addition, neither this discretionary action by Purchaser nor anything in this Waiver shall directly or indirectly: (i) constitute a Waiver to any future departure under the Note Purchase Agreement or create a course of dealing, (ii) constitute a Waiver to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Note Purchase Agreement or any other Note Documents except as expressly set forth herein, (iii) except as expressly set forth herein, amend, modify or operate as a waiver of any provision of the Note Purchase Agreement or any other

Note Documents or any right, power, privilege or remedy of the Collateral Agent or Purchasers thereunder, or (iv) constitute a course of dealing or other basis for altering any rights or obligations of the Collateral Agent or Purchasers under the Note Documents or any Obligations of the Company or any other Note Party under the Note Purchase Agreement, other Note Documents or any other contract or instrument.
The Note Purchase Agreement and each other Note Document shall continue in full force and effect in accordance with its respective terms and is hereby ratified and confirmed in all respects, and the waivers set forth above are limited solely to the matters expressly stated above and shall not be deemed to be a waiver or amendment of, or a departure from, any other provision of the Note Purchase Agreement.
This Waiver shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.
This Waiver shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles and assigns.
This Waiver, and the terms and provisions hereof, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. There are no oral agreements among the parties hereto pertaining to the subject matter hereof.
This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts; each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Waiver by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
[Signatures follow]

IN WITNESS WHEREOF, this Waiver has been duly executed as of the date first written above.

ACUITAS CAPITAL LLC, as Purchaser

By:     /s/ Terren S. Peizer
Name: Terren S. Peizer
Title: Chairman

ONTRAK, INC., as the Company and as a Note Party

By: __/s/ Brandon LaVerne_________________________
Name: Brandon LaVerne
Title: Co-President and Chief Operating Officer

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